CONSENT OF INDEPENDENT AUDITORS



  We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-32841 and No. 33-13130) pertaining to the MLX Corp. Stock Option Plan and in the related Prospectuses of our report dated March 7, 1996, with respect to the consolidated financial statements of MLX Corp. included in the Form 10-K for the year ended December 31, 1995.


                                          ERNST & YOUNG LLP

  March 27,  1996
  Atlanta, Georgia